UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 100 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported, on May 3, 2019, Regulus Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors, pursuant to which the Company agreed to sell and issue shares of the Company’s common stock (“Common Stock”), shares of the Company’s non-voting convertible preferred stock and warrants to purchase Common Stock, in up to two closings, in a private placement transaction (the “Private Placement”). In addition, as previously reported, on May 3, 2019 the Company entered into an eighth amendment to its Loan and Security Agreement (the “Eighth Amendment”) with Oxford Finance LLC (the “Lender”), dated June 17, 2016, as amended, under which Loan and Security Agreement the Lender lent the Company $20.0 million in a term loan on June 22, 2016 (the “Term Loan”). As a result of the Eighth Amendment and the completion of the initial closing of the Private Placement on May 7, 2019 which resulted in gross proceeds to the Company of approximately $16.7 million (the “Initial Closing”), the Company’s required monthly payments to the Lender will be comprised of interest only from May 2019 through and including the payment to be made in April 2020 and the Term Loan maturity date was extended from June 2020 to May 2022. Pursuant to the Eighth Amendment, if an additional $20.0 million in capital is received by the Company on or before December 31, 2019, the Company’s required monthly payments to the Lender will be comprised of interest only through and including the payment to be made in April 2021.

In recognition of the contributions of the Company’s executive officers following the Company’s July 2018 corporate restructuring and reduction in workforce, the Company’s entry into the Purchase Agreement and the completion of the Initial Closing, and the execution of the Eighth Amendment, on May 14, 2019 the Company’s Board of Directors approved a discretionary bonus and retention award (the “Bonus Award”) for each of the Company’s executive officers in the amounts set forth in the table below. Forty percent of the Bonus Award was paid on May 14, 2019. The remaining 60% of the Bonus Award is payable upon the completion of the milestone closing of the Private Placement, as set forth in the Purchase Agreement.

Executive Officer	Title	Total Bonus Award	Paid on May 14, 2019 (40% of Total)	Payable Following Milestone Closing (60% of Total)
Joseph P. Hagan	President and Chief Executive Officer	$589,160	$235,664	$353,496
Daniel R. Chevallard	Chief Financial Officer	$160,680	$64,272	$96,408
Christopher Aker	Senior Vice President and General Counsel	$145,000	$58,000	$87,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: May 17, 2019	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer